Private Client Group

                                    Merrill Lynch Business
                                    Financial Services Inc
                                    33  West Monroe Street
                                    22nd Floor
Merrill Lynch                       Chicago, Illinois 60603 312/269-1385
                                    FAX 312/201-0210

                                    April 22, 1996

TM Century, Inc.
2002 Academy
Dallas, TX 75234-9220

          Re: Amendment to Loan Documents

Dear Jeanette:

This Letter Agreement will serve to confirm certain agreements of Merrill Lynch Business Financial Services Inc. ("MLBFS") and TM Century, Inc. ("Customer'') with respect to: (i) that certain WORKING CAPITAL MANAGEMENT ACCOUNT AGREEMENT AND RELATED WCMA NOTE NO. 586-07R66 between MLBFS and Customer (including any previous amendments and extensions thereof), and (ii) all other agreements between MLBFS and Customer in connection therewith (collectively, the "Loan Documents"). Capitalized terms used herein and not defined herein shall have the meaning set forth in the Loan Documents.

Subject to the terms hereof, effective as of the "Effective Date", the Loan Documents are hereby amended as follows:

1 .Subject to the terms of the Loan Documents (including the Letter of Credit Supplement included therein), MLBFS has approved letter of credit availability for Customer under the WCMA Line of Credit, limited to the lesser of: (i) $200,000.00 or (ii) the then remaining availability under Customer's WCMA Line of Credit. Each letter of credit will be issued by a corresponding bank after approval both by MLBFS and that bank as to the terms of the requested letter of credit and execution by Customer of all documents required by MLBFS and that bank. Each letter of credit will be subject to the approval of MLBFS and the issuing bank, and when issued will reduce the remaining availability under Customer's WCMA Line of Credit by the amount of such letter of credit and its related fees. In connection with said letter of credit availability, Customer acknowledges and agrees:

(a) Concurrently with its acceptance hereof, Customer will pay to MLBFS by check a non-refundable Letter of Credit Commitment Fee in the amount of $500.00.

(b) All other fees will be charged in accordance with the terms of the Letter of Credit Supplement included in the Loan Documents.

(c) No letter of credit expiry date shall extend beyond the Maturity
Date.

Additional fees may apply under certain circumstances. All fees (except for the Letter of Credit Commitment Fee) will be charged to Customer's WCMA Account at the applicable time. Please be advised, generally a letter of credit takes a minimum of 72 hours to be issued from the date the required documents are returned and accepted by MLBFS.

TM Century, Inc.
April 22, 1996
Page No. 2

Except as expressly amended hereby, the Loan Documents shall continue in full force and effect upon all of their terms and conditions.

Customer acknowledges, warrants and agrees, as a primary inducement to MLBFS to enter into this Agreement, that: (i) no default or Event of Default has occurred and is continuing under the Loan Documents; (ii) each of the warranties of Customer in the Loan Documents are true and correct as of the date hereof and shall be deemed remade as of the date hereof; (iii) Customer does not have any claim against MLBFS or any of its affiliates arising out of or in connection with the Loan Documents or any other matter whatsoever, and (iv) Customer does not have any defense to payment of any amounts owing, or any right of counterclaim for any reason under, the Loan Documents.

The amendments and agreements in this Letter Agreement will become effective on the date (the "Effective Date") upon which: (i) Customer shall have executed and returned the duplicate copy of this Letter Agreement and the other document enclosed herewith; (ii) an officer of MLBFS shall have reviewed and approved this Letter Agreement and said other document as being consistent in all respects with the original internal authorization hereof; and (iii) to the extent applicable, MLBFS shall have entered such amendments and agreements in its computer system (which MLBFS agrees to do promptly after the receipt of such executed duplicate copy and other document). Notwithstanding the foregoing. if for any reason other than the sole fault of MLBFS the Effective Date shall not occur within 14 days from the date of this Letter Agreement, then all of said amendments and agreements herein will, at the sole option of MLBFS, be void.

Very truly yours,

Merrill Lynch Business Financial Services Inc.
By: (Signature)
Peter Christopoulos
Credit Analyst

Accepted:
TM Century, Inc.
  Printed Name: Neil Sargent
  Title:  President/CEO

Merrill Lynch
                                     No. 586-07R66


                     LETTER OF CREDIT SUPPLEMENT

This LETTER OF CREDIT SUPPLEMENT ("Supplement") is hereby made a part of that certain WORKING CAPITAL MANAGEMENT ACCOUNT AGREEMENT AND RELATED WCMA NOTE AND SECURITY AGREEMENT NO. 586-07R66 (the "Loan Agreement") between MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC. ("MLBFS") and TM CENTURY, INC ("Customer').

In connection with Customer's WCMA Line of Credit under the Loan Agreement, Customer may from time to time apply for the opening of letters of credit by an Issuing Bank, subject in each case to the consent and approval of MLBFS. This Supplement sets forth the understandings between MLBFS and Customer with respect to any and all such letters of credit.

Accordingly, and in consideration of the mutual covenants of the parties hereinafter set forth, MLBFS and Customer hereby agree as follows:

1. DEFINITIONS.

(a) Specific Terms. In addition to terms defined elsewhere in the Loan Agreement or in any exhibit or amendment thereto or document incorporated therein (which terms shall have the same meaning herein), when used herein, the following terms shall have the following meanings:

(i) "Application" shall mean the applicable Issuing Bank's document or documents used to apply for and request, with MLBFS' prior approval, a Credit to be issued by such Issuing Bank under this Supplement and the applicable CLC Agreement.

(ii) "Business Day" means any day upon which the applicable Issuing Bank's principal office is open for the conduct of substantially all of its banking functions.

(iii) "CLC Agreement" means that agreement which Customer enters into with the applicable Issuing Bank in consideration of such Issuing Bank's role in connection with the Letter of Credit Arrangement under the WCMA Program.

(iv) "Credit" means a letter of credit authorized and agreed to by the applicable Issuing Bank from time to time to be issued on Customers behalf and which is issued by such Issuing Bank at Customer's request with MLBFS' consent while this Supplement and the applicable CLC Agreement are in effect.

(v) "Document" means not only documents of title, but also all other papers, securities, invoices, certificates, letters, notices, receipts, telegrams, telex or telephonic transmissions, facsimiles, computer data printouts and any other tangible expression of words or data, whether transmitted or delivered by written, electromagnetic or other means.

(vi) "Draft" means any bill of exchange or acceptance, whether payable at sight or at a future time. If a Credit provides for presentation of

Documents without Drafts, references herein to Drafts, acceptances, Documents relative thereto or payments or acceptances thereof, shall refer to Documents presented for payment against or acceptances of such Documents, and all rights and obligations hereunder shall be the same as though Drafts had accompanied such Documents.

(vii) "Issuing  Bank" refers  as of  the date  hereof to  Mellon  Bank
(East) National Association ("Mellon") or The Northern Trust Company ("Northern") or Bank of America Illinois (formerly known as Continental Bank, N.A.) ("Bank of America'3, as applicable, and
"Issuing Banks" refers as of the date hereof to Mellon, Northern and Bank of America, collectively. MLBFS reserves the right without notice to or the consent of Customer to

designate any other or additional financial institutions as an Issuing Bank, and upon any such designation by MLBFS, such other or additional financial institutions shall be included in the definition of issuing Bank and Issuing Banks for all purposes hereof.

(viii) "Letter of Credit Arrangement" shall mean the arrangement made between MLBFS and each Issuing Bank with respect to the issuance of Credits in connection with the WCMA Program.

(b) Other Terms. Except as otherwise provided herein or in the Loan Agreement, other terms herein shall have the meaning assigned to them by the "Uniform Customs and Practice for Documentary Credits"
(1983 Revision) International Chamber of Commerce Publication No. 500.

2.   APPLICATIONS FOR THE ISSUANCE OF CREDITS.

Each Application executed by Customer shall constitute a certification by Customer that all representations and warranties made by Customer in this Supplement, the applicable CLC Agreement and in the Loan Agreement are true and correct as of the date of such Application. Upon receipt of an Application, MLBFS may elect, but shall not be required, to request that an Issuing Bank issue or amend a Credit in connection with MLBFS' Letter of Credit Arrangement in response thereto. In no event, however, shall (i) the aggregate amount outstanding under all such Credits exceed $200,000.00, or (ii) the expiration date of any Credit extend beyond the Maturity Date of the WCMA Line of Credit. Amendments to any Application and requests to amend any Credit issued shall be in accordance with the procedures of the applicable Issuing Bank and MLBFS governing such amendments. Customer expressly acknowledges and agrees that in order to make Applications or request amendments by certain means permitted by the procedures of the applicable Issuing Bank and MLBFS (including, but not limited to, microcomputer transmissions), Customer may be required to execute one or more additional agreements governing the rights and duties of Customer, the Issuing Bank and/or MLBFS with respect thereto. Customer further acknowledges and agrees that upon the issuance of each Credit, the WCMA Line of Credit under the Loan Agreement will be reduced by the amount of such Credit so long as such Credit remains outstanding.

3. PAYMENT OBLIGATIONS.

(a) Customer unconditionally agrees to pay to MLBFS: (i) as to any Drafts or claims drawn under or made in connection with any Credit, all amounts paid or payable by MLBFS under, pursuant to or in connection with such Credit; (ii) all fees and charges of MLBFS in connection with such Credit and/or Application, which fees and charges shall be in such amount or at such rate as MLBFS shall determine in its sole discretion; and (iii) any and all expenses, obligations or charges paid or incurred by MLBFS, the applicable Issuing Bank or any of its correspondents in connection with such Credit, this Supplement and/or the applicable CLC Agreement. A schedule of the current fees, charges and limitations applicable to this Supplement and any Credit issued pursuant hereto is set forth on Exhibit A attached hereto and hereby made a part hereof. The Commitment Fee referred to on said Exhibit A shall apply only with respect to the period between the date hereof and the current Maturity Date of the WCMA Line of Credit. In the event of any renewal of the WCMA Line of Credit, an additional Commitment Fee shall be payable in the amount then determined by MLBFS. The acceptance of any Commitment Fee by MLBFS shall not in any event obligate MLBFS to consent to the issuance of any Credit or particular number of Credits. No fees or charges shall be refundable under any circumstances.

(b) Provided that no Event of Default shall then have occurred and is continuing, within a reasonable time after the presentation of any Drafts or other third party claims in connection with any Credit, MLBFS will increase the WCMA Line of Credit by an amount equal to the lesser of: (i) the aggregate amount of such Drafts or claims, or (ii) the amount by which the WCMA Line of Credit was previously reduced on account of such Credit.

(c) Without limiting in any way Customer's obligations to pay MLBFS any amounts due pursuant to or in connection with any Credit, this
Supplement or the applicable CLC Agreement, Customer hereby irrevocably authorizes MLBFS to pay on Customers behalf any and all amounts due pursuant to or in connection with any Credit or this Supplement or the applicable CLC Agreement, upon the demand of the applicable Issuing Bank for payment.

(d) In order to make such  payments to the applicable Issuing Bank  on
Customers behalf, or   MLBFS for  the fees and  charges referred  to
above or other sums payable, Customer hereby irrevocably authorizes MLBFS to: (i) debit Customers WCMA Account, electronically, by draft, and/or by any other means that MLBFS may in its sole discretion deem appropriate, and Customer understands and agrees that such debit may, without limitation, cause the redemption of any and all of Customer's shares in a CMA money market fund and/or the withdrawal of any and all of its deposits maintained in any ISA arrangement and Customer irrevocably authorizes Merrill Lynch, Pierce, Fenner & Smith Incorporated to redeem and/or withdraw such fund shares and/or deposits to pay the amounts to MLBFS; and (ii} should an insufficient amount of or no cash, CMA money market fund shares and/or ISA balances be available in Customers WCMA Account, advance funds from Customers WCMA Line of Credit on account thereof; all without notice to or any separate consent of Customer.

(e) All payments to which MLBFS is entitled shall be made to MLBFS by Customer free and clear of and without deduction for any present and future foreign taxes, exchange regulation charges or other levies, deductions or withholdings of any kind, and shall be made in United States currency.

4. EXAMINATION OF CREDITS, INSTRUMENTS AND DOCUMENTS: DISCREPANCIES.

(a) Customer shall promptly examine a copy of each Credit (and any amendments thereto) sent to it by MLBFS and/or an Issuing Bank and all other instruments and documents (or copies thereof) delivered to it from time to time by MLBFS and/or such Issuing Bank in connection therewith, and Customer shall, within one Business Day of its receipt thereof, notify MLBFS and such Issuing Bank by telecommunication or other expeditious means of communication of any discrepancy, irregularity or claim of non-compliance with the instructions set forth in the appropriate Application or amendment request. Customer shall be conclusively deemed to have waived any claim against MLBFS and such Issuing Bank and its correspondents in connection with such Credit unless it notifies MLBFS and such Issuing Bank in accordance with the term of the previous sentence.

(b) In the event that MLBFS and/or the applicable Issuing Bank notifies Customer as to any discrepancy between any instrument or document presented under any Credit and the requirements of such Credit, Customer shall, within one Business Day of its receipt of such notice (:or such shorter interval as circumstances may require and of which the applicable Issuing Bank shall advise Customer), notify MLBFS by telecommunication or other expeditious means of communication as to Customers acceptance or non-acceptance thereof. Customer shall also notify such Issuing Bank of all such instances in accordance with terms of the applicable CLC Agreement. Customer shall be conclusively deemed to waive any claim of improper honor or dishonor of any Credit, or of improper payment therefor, if it fails to so notify MLBFS and such Issuing Bank within the time and in the manner required herein.

5. COMPLIANCE WITH LEGAL REQUIREMENTS.

Customer shall procure all licenses and comply with all formalities necessary for the import, export and shipping of any property in connection with any Credit and shall comply with all applicable domestic and foreign laws, orders and regulations (including those relating to exchange). Upon MLBFS' request, Customer shall promptly furnish MLBFS and the Issuing Bank with certificates evidencing such compliance. Customer hereby certifies and warrants to MLBFS on a continuing basis that: (i) no transactions with respect to any property shipped  in  connection  with  any  Credit  are  or  will  be prohibited under any United States or foreign law, order or regulation, and (ii) each shipment covered by any Credit or regulation and any Documents required thereunder, shall fully conform to all applicable United States and foreign laws, orders and regulations.

6. LIMITATIONS.

(a) Customer agrees that neither MLBFS, the applicable Issuing Bank, nor any of its correspondents shall be responsible for, and Customers obligation to pay and/or reimburse MLBFS shall not be affected by: (i) acts or omissions of any other person, including, without limitation, any beneficiary or assignee of any Credit, and any correspondent, agent or sub-agent; (ii) the existence, character, nature, quality, quantity, condition, packing value or delivery of goods purporting to be represented by Documents; (iii) the validity, sufficiency, genuiness or collectibility of Documents (including insurance) or instruments, or of any endorsements thereon; (iv) any irregularity in connection with shipment, including, without limitation, any default or fraud by the shipper or others, the time, place, manner or order of shipment, non-shipment of goods or partial or incomplete shipments, failure to arrive or delay in arrival of goods or Documents, or failure to give notice of shipment or arrival of goods or Documents;
(v) breach of contract between Customer and any Credit beneficiary or other party; (vi) consequences of compliance with laws, orders, regulations or customs in effect in places of negotiation or payment of any Credit; (vii) failure of Drafts or other payment demands to bear reference or adequate reference to any Credit; (viii) failure of any negotiating bank to comply with MLBFS' directions, (ix) failure of any party to surrender or take up any Credit, (x) failure of any party to note the amount of any Draft or payment demand on the reverse side of any Credit, or forward Documents apart from Drafts as required by the terms of any Credit (each of which requirements may be waived by the applicable Issuing Bank even if included in any Credit); (xi) errors, omissions, interruptions or delays in transmission or delivery of any messages, however sent and whether plain or in code or cipher, or errors in translation or interpretation of technical or other terms; or (xii) without limiting the foregoing, any other act or omission not done or omitted in bad faith.

(b) MLBFS shall have no duty to inquire into: (i) the existence of any disputes or controversies between Customer and the beneficiary of any Credit or any other person, 'including without limitation the applicable Issuing Bank and/or its correspondents, or (ii) the truth, accuracy or occurrence of any fact or event referred to in any certificate or other Document presented under or in connection with any Credit. MLBFS' sole obligation shall be limited to honoring requests for payment by the applicable Issuing Bank made under and in compliance with any Credit notwithstanding: (A) any assistance which MLBFS may have rendered in connection with the preparation of the wording of the Credit or any certificate or other Documents required to be presented thereunder, or (B) any awareness or knowledge which MLBFS may have concerning any transaction giving rise to any Credit.

7. INDEMNIFICATION AND INCREASED COSTS.

(a) Customer agrees to indemnify and hold MLBFS, the applicable Issuing Bank and its correspondents and their respective officers, agents, directors, successors and assigns harmless from and against any and all claims, losses, liabilities and expenses (including reasonable attorneys' fees) resulting from or incurred in connection with this Supplement, any Application and/or any Credit, and, without limiting the foregoing, Customer agrees to bear and pay all reasonable expenses of every kind for the enforcement of any of MLBFS' and/or the applicable Issuing Bank's rights herein mentioned or of any claim or demand by MLBFS and/or the applicable Issuing Bank against Customer; excluding, however, from said indemnity any such claims, liabilities, etc. arising directly out of the willful wrongful act or active gross negligence of MLBFS or the Issuing Bank. If any attorney is used at any time or from time to time to enforce any of said obligations or this Supplement or to represent MLBFS and/or such Issuing Bank in any legal proceeding concerning any Credit (including, without limitation, any attempt by Customer to enjoin or delay MLBFS' payment for the honor of a draft or payment demand under any Credit), MLBFS' and such Issuing Bank's reasonable attorneys' fees shaft be added thereto.

(b) If any law or regulation, any change in any law or regulation, or any interpretation thereof by any court or administrative or governmental authority charged or claiming to be charged with the administration thereof, or any change in generally accepted accounting principles applicable to MLBFS and/or the applicable Issuing Bank, shall: (i) impose, modify or make applicable any reserve, special deposit or similar requirement against any Credits issued by such Issuing Bank or with respect to this Supplement or the applicable CLC Agreement, the Credit or any related Document or any transactions hereunder or thereunder, or {ii) impose on MLBFS and/or the applicable Issuing Bank any other condition regarding this Supplement, the applicable CLC Agreement, the Credit or any related Document, or (iii) subject MLBFS and/or the applicable Issuing Bank to any tax, charge, fee, deduction or withholding of any kind whatsoever and the result of any such event or any similar measure, shall be to increase the cost to MLBFS or to such Issuing Bank with respect to issuing or maintaining any Credit or to reduce the amount of principal of, interest on, or any fee or compensation receivable by MLBFS and/or such Issuing Bank in respect of any Credit or this Supplement, Customer shall promptly pay to MLBFS or such Issuing Bank, upon demand, and from time to time upon receipt from MLBFS and/or such Issuing Bank of a certificate as to such increased cost, completed as of the effective date of such change of interpretation, all additional amounts which are necessary to compensate MLBFS and/or such Issuing Bank for such increased cost. A certificate from MLBFS or the applicable Issuing Bank as to increased costs shall show the manner of calculation and shall be conclusive (absent manifest error) as to the amount thereof, In addition, without limiting the foregoing, if any such change in applicable law or regulations, or interpretation thereof or in generally accepted accounting principles should occur, but such change or interpretation does not increase any cost or reduce any fee or compensation, Customer nevertheless agrees to pay to MLBFS a fee which will adequately compensate MLBFS, in its' reasonable judgment, for any adverse non-monetary impact on MLBFS.

8. INSURANCE.

Customer shall keep all property shipped in connection with any Credit insured in such amounts, against such risks, upon such terms and with such insurers as may be required by MLBFS from time to time, and shall furnish to MLBFS on request a certificate or other evidence satisfactory to MLBFS of such insurance. Customer understands and agrees that any insurance required to be obtained pursuant to this
Section is and shall be deemed supplemental to any required by or obtained in favor of the applicable Issuing Bank.

9. RESERVATION OF RIGHTS OF MLBFS. MLBFS RESERVES THE RIGHT AT ANY TIME WITHOUT NOTICE TO OR THE CONSENT OF CUSTOMER TO: (i) TERMINATE OR MODIFY IN ANY MANNER ITS LETTER OF CREDIT ARRANGEMENT WITH ANY ISSUING BANK, (ii) TERMINATE ITS LETTER OF CREDIT PROGRAM, (iii) REFUSE WITH OR WITHOUT CAUSE TO APPROVE ANY REQUEST OR REQUESTS OF CUSTOMER FOR ISSUANCE OR AMENDMENT OF A CREDIT AND (iv) TERMINATE OR AMEND THIS SUPPLEMENT AND CUSTOMER'S RIGHTS HEREUNDER.

10. MISCELLANEOUS.

(a) Customer shall furnish MLBFS with a list of persons authorized to act for Customer in connection with this Supplement, any Application or any Credit issued pursuant to this Supplement. MLBFS shall be authorized and entitled to rely upon any written or tele-transmitted Application or other communication or any message or conversation by telephone received or purporting to be received from one of such persons or any other person reasonably believed by MLBFS to be duly authorized to act for Customer hereunder.

(b) Customer shall not assign any of its rights and/or obligations hereunder unless the prior written consent of each of MLBFS and the applicable Issuing Bank is obtained. Customer acknowledges and agrees that MLBFS may freely assign or delegate any of its rights and duties hereunder, or in connection with any Credit, to any entity without notice to or the consent of Customer.

(c) No delay on the part of MLBFS and/or the applicable Issuing Bank, or on the part of any assignee, in exercising any power or right hereunder shall operate as a waiver of any power or right; nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise thereof, or the exercise of any other power or right. The rights and remedies herein expressly specified are cumulative and not exclusive of any other rights or remedies which MLBFS and/or the applicable Issuing Bank or any of their assigns may otherwise have or would have under applicable law.

(d) This Supplement shall be interpreted, construed and enforced according to the laws of the State of Illinois, and may be enforced in any jurisdiction in which the Loan Agreement may be enforced.

(e) MLBFS is hereby irrevocably authorized, but not obligated, to obtain and receive any and all communications and/or material of any nature whatsoever relating to Credits or in connection with Customer's participation in MLBFS' Letter of Credit Arrangement, including, without limitation, any and all communications from or to the applicable Issuing Bank.

(f) All notices and other communications required or permitted hereunder shall be given and shall become effective in the manner and at the time set forth in the Loan Agreement.

(g) If Customer shall fail to do any act or thing it has covenanted to do under this Supplement or the applicable CLC Agreement or if any representation or warranty on the part of Customer contained in this Supplement or the CLC Agreement shall be breached, MLBFS may, in its sole discretion, after 5 days written notice is sent to Customer, do the same or cause it to be done or remedy any such breach, and may expend its funds for such purpose; and any and all amounts so expended by MLBFS shall be repayable to MLBFS by Customer immediately upon MLBFS' demand therefor, with interest at the Interest Rate described in the Loan Agreement during the period from and including the date funds are so expended by MLBFS to the date of repayment, and any such amounts due and owing MLBFS shall be additional Obligations of Customer to MLBFS secured hereunder and under the Loan Agreement.

(h) Customer agrees to do such further acts and things and to execute and deliver to MLBFS such additional agreements, instruments and documents as MLBFS may reasonably require or deem advisable to carry into effect the purposes of this Supplement, or to confirm unto MLBFS its rights, powers and remedies under this Supplement.

(i) This Supplement shall be governed by and interpreted under the laws of the State of Illinois, and may be enforced by MLBFS in any jurisdiction where the Loan Agreement may be enforced.

(j) Whenever possible, each provision of this Supplement shall be interpreted is such manner as to be effective and valid under applicable law. Any provision of this Supplement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Supplement or affecting the validity or enforceability of such provision in any other jurisdiction.

(k) This Supplement is an Additional Agreement under the Loan Agreement, constitutes the entire understanding and represents the full and final agreement between the parties with respect to the subject matter hereof, and may not be contradicted by evidence of prior written agreements or prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

IN WITNESS WHEREOF, this Supplement has been executed as of April 18, 1996.

  TM CENTURY, INC
By: (Signatures)
     Neil Sargent                            Janette Williams
     President/CEO                           Chief Accounting Officer

Accepted at Chicago, Illinois:
MERRILL LYNCH BUSINESS FINANCIAL
SERVICES INC.
By: (Signature)
Peter Christopoulos

                              EXHIBIT A
ATTACHED TO AND HEREBY MADE A PART OF THAT CERTAIN LETTER OF CREDIT SUPPLEMENT TO WORKING CAPITAL MANAGEMENT ACCOUNT AGREEMENT AND RELATED WCMA NOTE AND SECURITY AGREEMENT NO. 5116-07R66 BETWEEN MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC. AND TM CENTURY, INC.

Stand-By Letters of Credit:

Commitment Fee: Issuance Fee: Amendment Fee: Stand-By Commission:
Cancellation Fees Negotiation Fees: Cable Fees:

Commitment Fee:           1/4% flat
Issuance Fee:            $200 each
Amendment Fee:           $150 each
Stand-by-Commission:      1.0% flat, or $1,000, whichever is higher
Cancellation Fees:       $150.00
Negotiation Fees:         1/2% flat or $500 minimum per draw
Cable Fees:              $50 each


               The Northern Trust Company

                         P.O. Box
               50 South La Salle Street, L-4
                  Chicago,  Illinois 60675

S.W.I.F.T. ADDRESS: CN0RUS44
Telex: TRT/FTCC 824183 MCI 6871719
Telephone: (412) 630-6000

                     IRREVOCABLE LETTER OF CREDIT

Letter of Credit No. S264513       Date:  May 02, 1996

Beneficiary                        Applicant
USL Capital Corporation            TM Century, Inc.
Business Equipment Financing       2002 Academy
733 Front Street                   Dallas,  TX  75234-9220